Exhibit 32
Certifications Pursuant to 18 U.S.C. Section 1350
In connection with the Annual Report of Niagara Mohawk Power Corporation (the “Company”) on Form 10-K for the fiscal year ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 28, 2007	/s/ William F. Edwards
William F. Edwards
President

Date: June 28, 2007	/s/ Colin Buck
Colin Buck
Chief Financial Officer